UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 6, 2007

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2007, the Compensation Committee of the Board of Directors of eHealth, Inc. approved fiscal year 2007 compensation arrangements for certain of its executive officers, including its principal executive officer, principal financial officer and named executive officers.

Effective April 1, 2007, base salaries for eHealth’s principal executive, principal financial and named executive officers are as follows:

Gary L. Lauer, Chairman, President and Chief Executive Officer	$350,000
Stuart M. Huizinga, Senior Vice President and Chief Financial Officer	$220,000
Robert L. Fahlman, Senior Vice President, Carrier Relations and Chief Operating Officer	$230,000
Bruce A. Telkamp, Senior Vice President, Business Development and Marketing, General Counsel and Secretary	$230,000
Dr. Sheldon X. Wang, Senior Vice President and Chief Technology Officer	$250,000

Cash incentive bonus targets for fiscal year 2007 for eHealth’s principal executive, principal financial and named executive officers are as follows:

	Estimated Future Payouts
	Target	Maximum
Gary L. Lauer	$175,000	$350,000
Stuart M. Huizinga	$110,000	$165,000
Robert L. Fahlman	$115,000	$172,500
Bruce A. Telkamp	$115,000	$172,500
Dr. Sheldon X. Wang	$125,000	$187,500

The cash incentive plan payouts for the fiscal year ending December 31, 2007 will be determined by the Compensation Committee based on certain company-level and departmental-level performance goals. The specific goals have not yet been determined by the Compensation Committee. The actual bonuses paid (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the specific performance goals. Adjustments may be made to overall corporate performance goals and actual performance results that may cause differences between such amounts and the amounts reported in eHealth’s financial statements. For example, these adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside of the control of eHealth’s principal executive, principal financial and named executive officers, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive and negative effect of unusual or significant strategic events that are within the control of eHealth’s principal executive, principal financial and named executive officers but that are undertaken with an expectation of improving eHealth’s long-term financial performance, such as acquisitions. In addition, the Compensation Committee retains discretion to increase, reduce, or eliminate any bonus that would otherwise be payable under the plan based on actual performance.

The Compensation Committee also approved an increase to the housing allowance for Gary Lauer. Effective April 1, 2007, Mr. Lauer will be reimbursed for temporary housing costs of up to $6,000 per month. eHealth will pay the taxes associated with this benefit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Gary L. Lauer
Gary L. Lauer
Chief Executive Officer and Chairman of the Board of Directors

Dated: April 12, 2007